SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



Date of Report:  November 6, 1997




                      SISKON GOLD CORPORATION






  CALIFORNIA                      0-19502               68-0254824
(State or other               (Commission         (I.R.S. Employer
Jurisdiction of                File Number)       Identification No.)
Incorporation)





     350 CROWN POINT CIRCLE, SUITE 100, GRASS VALLEY, CA 95945
       (Address of principal executive offices)   (Zip Code)




Registrant's telephone number, including area code:  (916) 273-4311

Item 4.   Changes in Registrant's Certifying Accountant.


     On November 5, 1997 the Company's principal independent accountants, Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), resigned. The reports of Coopers & Lybrand on the Company's financial statements for the years ended December 31, 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion or qualification of modifications as to uncertainty, audit scope or accounting principles. During the relationship between the Company and Coopers & Lybrand there were no disagreements regarding any matters with respect to accounting practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved, would have caused Coopers & Lybrand to make reference to the subject matter of the disagreement in connection with its report. The change in accountants was not recommended nor approved by the Company's Board of Directors or any committee of the Board of Directors.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Siskon Gold Corporation



Dated: November 6, 1997            TIMOTHY A. CALLAWAY
                                   Timothy A. Callaway
                                   President & CEO and
                                   Chairman of the Board